DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

FILED # C26868-04

OCT 05 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	National Medi Center Corp
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Name: BUDGET CORP Street Address: 2050 RUSSETT WAY; City: CARSON CITY; NEVADA; Zip Code: 89703 Optional Mailing Address: ; City: ; State: ; Zip Code:
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 150,000,000; Par value: $ .000001; Number of shares without par value: 0
4. **Names & Addresses of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Name: TRACEY PADILLA Street Address: 2050 RUSSETT WAY; City: CARSON CITY; State: NV; Zip Code: 89703 2. Name: Street Address: ; City: ; State: ; Zip Code: 3. Name: Street Address: ; City: ; State: ; Zip Code:
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: ANY LAWFUL ACTIVITY
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Name: TRACEY PADILLA; Signature: Tracey Padilla Address: 2050 RUSSETT WAY; City: CARSON CITY; State: NV; Zip Code: 89703
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Tracey Padilla, Pres. Authorized Signature of R. A. or On Behalf of R. A. Company Date: OCTOBER 5, 2004

This form must be accompanied by appropriate fees. See attached fee schedule.